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                                 EXHIBIT 21.1(b)



Subsidiary                                                         Jurisdiction
----------                                                         ------------
Bride Communications, Inc.                                         Delaware

B.T. Satellite, Inc.                                               Maine

HMW, Inc.                                                          Maine

MCT Cablevision, Limited Partnership                               Delaware

MCT Cablevision, Ltd.                                              Pennsylvania

PCT SG, Inc.                                                       Puerto Rico

Pegasus Anasco Holdings, Inc.                                      Delaware

Pegasus Broadcast Associates, L.P.                                 Pennsylvania

Pegasus Broadcast Television, Inc.                                 Pennsylvania

Pegasus Cable Television, Inc.                                     Massachusetts

Pegasus Cable Television of Anasco, Inc.                           Puerto Rico

Pegasus Cable Television Connecticut, Inc.                         Connecticut

Pegasus Cable Television of San German, Inc.                       Delaware

Pegasus Media & Communications, Inc.                               Delaware

Pegasus Satellite Television, Inc.                                 Delaware

Pegasus Satellite Television of Michigan, Inc.                     Delaware

Pegasus Satellite Television of Texas, Inc.                        Delaware

Pegasus Towers, Inc.                                               Pennsylvania

Portland Broadcasting, Inc.                                        Maine

PP Broadcast, Inc.                                                 Delaware

WDBD License Corp.                                                 Delaware

WDSI License Corp.                                                 Delaware

WILF, Inc.                                                         Delaware
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Subsidiary                                                         Jurisdiction
----------                                                         ------------
WOLF License Corp.                                                 Delaware

WTLH, Inc.                                                         Delaware

WTLH License Corp.                                                 Delaware